EXHIBIT 99.1



                    COMBINED STATEMENTS OF EXCESS OF REVENUES

                        OVER SPECIFIC OPERATING EXPENSES

                  FOR PIN OAK GREEN AND PIN OAK PARK APARTMENTS

              FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                    AND FOR THE YEAR ENDED DECEMBER 31, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Gables Residential Trust:

We have audited the accompanying combined statement of excess of revenues over specific operating expenses of Pin Oak Green and Pin Oak Park Apartments (the "Partnerships") for the year ended December 31, 1995. This financial statement is the responsibility of the Partnerships' management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of excess of revenues over specific operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Partnerships after acquisition by the Company. The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Partnerships' revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses (exclusive of expenses described in Note 2) of Pin Oak Green and Pin Oak Park Apartments for the year ended December 31, 1995 in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 22, 1996



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


                    PIN OAK GREEN AND PIN OAK PARK APARTMENTS
   COMBINED STATEMENTS OF EXCESS OF REVENUES OVER SPECIFIC OPERATING EXPENSES
              FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)
                       AND THE YEAR ENDED DECEMBER 31,1995
                             (AMOUNTS IN THOUSANDS)

                                             Three Months
                                                Ended
                                              March 31,            Year Ended
                                                 1996             December 31,
                                             (UNAUDITED)              1995
                                             ------------         -----------
REVENUES:
Rental revenues (Note 1)                      $2,372                 $9,200
Other property revenues                           37                    140
                                              ------                -------
 Total property revenues                       2,409                  9,340

SPECIFIC OPERATING EXPENSES (NOTE 2):
Property operating and maintenance               843                  3,414
                                              ------                -------
EXCESS OF REVENUES OVER SPECIFIC OPERATING
EXPENSES                                      $1,566                 $5,926
                                              =======                =======


        The accompanying notes are an integral part of these statements.

                    PIN OAK GREEN AND PIN OAK PARK APARTMENTS

               NOTES TO COMBINED STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES
              FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)
                      AND THE YEAR ENDED DECEMBER 31, 1995

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
- --  ------------------------------------------------
   DESCRIPTION OF PARTNERSHIPS ACQUIRED

   On April 23, 1996, Gables Residential Trust (collectively with its subsidiaries, the "Company") through Gables GP, Inc., (a wholly-owned subsidiary of the Company and the general partner of Gables Realty Limited Partnership) and Gables Realty Limited Partnership (the "Operating Partnership", of which the Company owns the sole general partner and holds an approximate 82.9% economic interest), acquired all of the partnership interests in two Texas general partnerships, Pin Oak Green and Pin Oak Park Apartments for $65.3 million. Each acquired partnership owns a multifamily apartment community located in Houston, Texas, collectively comprising 1,059 apartment homes in total. The occupancy rate of the 1,059 apartment homes was approximately 89% as of April 23, 1996.

   The acquisition was financed primarily through borrowings under the Company's $175 million unsecured revolving credit facility with Wachovia Bank of Georgia, N.A., as agent bank, and four other participant banks.

   RENTAL REVENUE RECOGNITION

   The apartment communities are leased under operating leases with terms generally equal to one year or less. Rental revenue is recognized when earned which materially approximates revenue recognition on a straight-line basis.

2.   BASIS OF ACCOUNTING
- --   -------------------

   The accompanying combined statements of excess of revenues over specific operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of the partnerships after acquisition, such as depreciation, interest, management fees, and certain legal fees.